Exhibit 99.1

JDSU ANNOUNCES FISCAL 2009 SECOND QUARTER RESULTS

Milpitas, California, February 5, 2009 – JDSU (NASDAQ: JDSU; and TSX: JDU) today reported results for its second fiscal quarter ended December 27, 2008.

Net revenue for the second fiscal quarter was $357.0 million and the net loss was $(705.3) million, or $(3.28) per share, primarily due to an impairment of goodwill and long-lived assets of $699.6 million. This compares to net revenue of $399.2 million and net income of $21.2 million or $0.09 per share in the second fiscal quarter of 2008.

On a non-GAAP basis, net income for the quarter was $24.8 million or $0.11 per share. This compares with non-GAAP net income of $50.2 million or $0.22 per share in the second fiscal quarter of 2008.

Revenue for the second fiscal quarter excluded approximately $10 million for optical communications products that were shipped to Nortel for which payment was not received prior to its bankruptcy filing on January 14, 2009. This revenue has been deferred.

On an adjusted EBITDA basis (adjusted Earnings Before Interest, Taxes, Depreciation and Amortization) the Company reported $36.4 million for the quarter, which compares to $61.8 million in the second fiscal quarter of 2008.

“During these challenging economic times we continue to make progress in improving the cost structure and operating model of the company,” said Tom Waechter, JDSU’s President and Chief Executive Officer. “We will continue to focus on innovation and our lean initiative activities, which I believe will uniquely position JDSU for future growth once market conditions improve.”

Financial Overview – Fiscal 2009 Second Quarter Ended December 27, 2008

•	Second quarter non-GAAP net revenue of $357.2 million decreased 6.2% when compared to the previous quarter and 10.5% when compared to the second quarter of fiscal 2008.

•	Non-GAAP gross margins were 43.5% compared to 43.3% in fiscal Q1 2009 and 46.3% in fiscal Q2 2008.

•	Non-GAAP operating margins were 5.2% compared to 5.4% in fiscal Q1 2009 and 11.4% in fiscal Q2 2008.

•

Second quarter Communication and Commercial Optical Products revenue of $127.9 million decreased 21.0% compared with the previous quarter and 15.8% compared to the second quarter of fiscal 2008. Revenue from this segment represented 36% of total non-GAAP net revenue.

•	Second quarter Optical Communications revenue of $109.5 million decreased 22.2% compared with the previous quarter and 15.6% compared to the second quarter of fiscal 2008.

•	Our Commercial Lasers business reported revenue of $18.4 million, down 13.7% from the previous quarter and 16.8% from the second quarter of fiscal 2008.

JDSU News Release

•

Communications Test and Measurement revenue of $176.2 million increased 6.6% from the previous quarter and decreased 10.8% compared to the second quarter of fiscal 2008. Revenue from this segment represented 49% of total non-GAAP net revenue.

•

Revenue from the Advanced Optical Technologies segment was $53.1 million, down 0.8% from the previous quarter and up 6.6% compared to the second quarter of fiscal 2008. Revenue from this segment represented 15% of total non-GAAP net revenue.

•	Americas’ customers represented 47% of total non-GAAP net revenue. European and Asia-Pacific customers represented 30% and 23% of total non-GAAP net revenue, respectively.

•

The Company held $689.0 million in total cash. During the quarter the Company reduced its outstanding debt by $125.0 million resulting in a gain of $22.3 million. The Company had positive cash flow from operations but was free cash flow negative by $4.9 million.

Business Outlook

For the third quarter of fiscal 2009, ending March 28, 2009, the Company expects revenue to be in the range of $275 to $300 million.

Conference Call

The Company will discuss these results and other related matters at 2:00 p.m. Pacific Time on February 5, 2009 in a live webcast, which will also be archived for replay on the Company’s website at www.jdsu.com/investors. This press release is being furnished as a Current Report on Form 8-K with the Securities and Exchange Commission, and will be available at www.sec.gov.

About JDSU

JDSU (NASDAQ: JDSU; and TSX: JDU) enables broadband and optical innovation in the communications, commercial and consumer markets. JDSU is a leading provider of communications test and measurement solutions and optical products for telecommunications service providers, cable operators, and network equipment manufacturers. JDSU is also a leading provider of innovative optical solutions for medial/environmental instrumentation, semiconductor processing, display, brand authentication, aerospace and defense, and decorative applications. More information is available at www.jdsu.com.

Forward-Looking Statements

This press release contains, and the discussions in our subsequent conference call, will contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements include: (i) any anticipation or guidance as to future financial performance, including future revenue, gross margin, operating expense, operating margin, EBITDA, cash flow and other financial metrics; and (ii) the Company’s beliefs regarding the purpose, usefulness and efficacy of non-GAAP results and the measures and items the Company includes in the same, as well as any benefits to investors the Company believes its non-GAAP measures provide. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected. In particular, the Company’s ability to predict future financial performance continues to be difficult due to, among other things: (a) continuing general limited visibility across many of our product lines exacerbated by the current credit and financial market uncertainty; (b) the ongoing potential for significant

JDSU News Release

quarter-over-quarter product mix fluctuations, which can materially impact profitability measures due to the broad gross margin range across our portfolio; (c) continuing consolidation activities affecting our customer base, which, in the shorter term limits demand visibility, and, in the longer term, could reduce our business potential; (d) average selling prices continue to decline across our businesses; (e) we and many of our Optical Communications suppliers continue to experience execution and delivery challenges which limit our revenue and impair our profitability; (f) our Communications Test and Measurement business is notable for seasonality and a significant level of in-quarter book-and-ship business, further limiting our forecasting abilities; (g) as we implement vendor-managed-inventory and similar programs for our customers, our visibility may be reduced; (h) we are currently engaged in various product and manufacturing transfers, site consolidations and product discontinuances, which has caused and may continue to cause execution disruptions, customer satisfaction issues and quality and delivery problems.

For more information on these and other risks affecting the Company’s business, please refer to the “Risk Factors” section included in the Company’s Annual Report on Form 10-K/A for the year ended June 28, 2008 and the Company’s Quarterly Report on Form 10-Q for the first fiscal quarter ended September 27, 2008, filed with the Securities and Exchange Commission. The forward-looking statements contained in this news release are made as of the date hereof and the Company does not assume any obligation to update the reasons why actual results could differ materially from those projected in the forward-looking statements.

Contact Information

Investors: Michelle Levine, 408-546-4421 or michelle.levine@jdsu.com

Press: Rachel Shelton/Eastwick Communications, 650-480-4069, or rachel.shelton@eastwick.com

The following financial tables are presented in accordance with GAAP, unless otherwise specified.

-SELECTED FINANCIAL DATA FOLLOWS-

JDS UNIPHASE CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(in millions, except per share data)

(unaudited)

	Three Months Ended		Six Months Ended
	December 27, 2008	December 29, 2007	December 27, 2008	December 29, 2007
Net revenue	$357.0	$399.2	$737.7	$755.9
Cost of sales	203.5	215.5	421.0	426.5
Amortization of acquired developed technologies	11.9	12.3	24.4	24.3
Acquired developed technologies impairment	4.9	—	4.9	—

Gross profit	136.7	171.4	287.4	305.1

Operating expenses:
Research and development	42.9	46.3	88.0	92.9
Selling, general and administrative	105.0	105.5	217.3	205.7
Amortization of other intangibles	6.9	7.1	14.0	14.0
Impairment of goodwill	691.9	—	691.9	—
Impairment of intangibles and other long-lived assets	4.9	(0.5)	5.1	(0.1)
Restructuring charges	6.6	0.2	9.2	1.3

Total operating expenses	858.2	158.6	1,025.5	313.8

Gain (loss) from operations	(721.5)	12.8	(738.1)	(8.7)
Interest and other income	29.0	15.7	34.4	35.0
Interest expense	(2.1)	(2.3)	(4.1)	(4.5)
Gain on sale of investments	0.6	0.5	1.6	0.5
Impairment of investments	(13.0)	—	(16.2)	—

Income (loss) before income taxes	(707.0)	26.7	(722.4)	22.3
Provision (benefit) for income taxes	(1.7)	5.5	(0.7)	8.0

Net income (loss)	$(705.3)	$21.2	$(721.7)	$14.3

Net income (loss) per share
Basic	$(3.28)	$0.10	$(3.35)	$0.06

Diluted	$(3.28)	$0.09	$(3.35)	$0.06

Shares used in per share calculation
Basic	215.1	220.5	215.2	220.3

Diluted	215.1	228.4	215.2	228.8

JDSU News Release

JDS UNIPHASE CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(in millions, unaudited)

	December 27, 2008	June 28, 2008
ASSETS
Current assets:
Cash and cash equivalents	$284.9	$265.6
Short-term investments	392.9	608.0
Restricted cash	11.2	11.1
Accounts receivable, net	265.0	297.7
Inventories, net	200.1	188.9
Refundable income taxes	9.6	7.8
Other current assets	41.7	50.0

Total current assets	1,205.4	1,429.1
Property, plant and equipment, net	204.4	213.2
Deferred income taxes	3.8	3.6
Goodwill	56.1	796.2
Other intangibles, net	359.6	416.1
Long-term investments	15.8	25.6
Other non-current assets	19.9	22.3

Total assets	$1,865.0	$2,906.1

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$125.1	$129.6
Short-term debt	0.2	83.0
Accrued payroll and related expenses	52.4	58.9
Income taxes payable	18.9	6.7
Deferred income taxes	—	0.4
Restructuring accrual	12.2	5.7
Warranty accrual	9.0	10.1
Other current liabilities	116.3	151.0

Total current liabilities	334.1	445.4
Long-term debt	375.0	425.0
Other non-current liabilities	181.9	218.3
Stockholders’ equity	974.0	1,817.4

Total liabilities and stockholders’ equity	$1,865.0	$2,906.1

JDSU News Release

JDS UNIPHASE CORPORATION

REPORTABLE SEGMENT INFORMATION

(in millions, unaudited)

	Three Months Ended		Six Months Ended
	December 27, 2008	December 29, 2007	December 27, 2008	December 29, 2007
Net revenue:
Communications and Commercial Optical Products	$127.9	$151.9	$289.9	$287.8
Communications Test and Measurement	176.2	197.5	341.5	370.8
Advanced Optical Technologies	53.1	49.8	106.6	97.8
Deferred revenue related to purchase accounting adjustment	(0.2)	—	(0.3)	(0.5)

Net revenue	$357.0	$399.2	$737.7	$755.9

Operating income (loss):
Communications and Commercial Optical Products	$(3.5)	$9.6	$5.6	$3.8
Communications Test and Measurement	36.7	48.5	62.7	75.2
Advanced Optical Technologies	19.5	20.1	41.2	38.4
Corporate	(34.3)	(32.6)	(70.7)	(64.0)

Total segment operating income	18.4	45.6	38.8	53.4
Unallocated amounts:
Stock based compensation	(12.5)	(14.5)	(25.6)	(25.5)
Acquisition-related charges and amortization of intangibles	(23.9)	(19.4)	(43.6)	(38.8)
Impairment of goodwill	(691.9)	—	(691.9)	—
Impairment of intangibles and other long-lived assets	(4.9)	0.5	(5.1)	0.1
Restructuring charges	(6.6)	(0.2)	(9.2)	(1.3)
Realignment and other charges	(0.1)	0.8	(1.5)	3.4
Interest and other income	29.0	15.7	34.4	35.0
Interest expense	(2.1)	(2.3)	(4.1)	(4.5)
Gain on sale of investments	0.6	0.5	1.6	0.5
Impairment of investments	(13.0)	—	(16.2)	—

Income (loss) before income taxes	$(707.0)	$26.7	$(722.4)	$22.3

JDSU News Release

Use of Non-GAAP (Adjusted) Financial Measures

The Company provides non-GAAP revenue, non-GAAP net income (loss), non-GAAP net income (loss) per share, EBITDA and adjusted EBITDA financial measures as supplemental information regarding the Company’s operational performance. The Company evaluates Company-wide segment performance using, among other things, the measures disclosed in this release for the purposes of evaluating the Company’s historical and prospective financial performance, as well as its performance relative to its competitors. Specifically, management uses these items to further its own understanding of the Company’s core operating performance. The Company believes its “core operating performance” represents the Company’s performance in the ordinary, ongoing and customary course of its operations. Accordingly, management excludes from “core operating performance” those items, such as those relating to restructuring, investing, stock-based compensation expense and non-cash activities that management does not believe are reflective of such ordinary, ongoing and customary course activities.

The Company believes that providing this information to its investors, in addition to the GAAP presentation, allows investors to see Company results “through the eyes” of management. The Company further believes that providing this information allows Company investors to both better understand the Company’s financial performance and, importantly, to evaluate the efficacy of the methodology and information used by management to evaluate and measure such performance.

The non-GAAP adjustments described in this release have historically been excluded by the Company from its non-GAAP measures. The non-GAAP adjustments, and the basis for excluding them, are outlined below.

Restructuring Activities

Cost of goods sold, costs of research and development and costs of selling, general and administrative related to restructuring events: The Company has incurred periodic expenses, included in its GAAP presentation of gross margin and operating expenses primarily due to additional depreciation from changes in estimated useful life and the write-down of certain property and equipment that has been identified for disposal but remained in use until the date of disposal, workforce related charges such as retention bonuses and employee relocation costs related to a formal restructuring plan, building costs for facilities not required for ongoing operations, and costs related to the relocation of certain facilities and equipment from buildings which the Company has disposed of or plans to dispose. The Company excludes these items, for the purposes of calculating non-GAAP net income (loss), non-GAAP net income (loss) per share, EBITDA and adjusted EBITDA, when it evaluates the continuing operational performance of the Company. The Company believes that these items do not reflect expected future gross profits or operating expenses nor does the Company believe that they provide a meaningful evaluation of current versus past core operational performance.

Investment Activities

Gain or loss on sale of available for-sale investments and impairment of investments: The Company has sold investments or adjusted the value of investments from time to time based on market conditions. The Company’s activities in this respect are included in the Company’s GAAP presentation of net income (loss) and net income (loss) per share. The Company’s core business does not include making financial investments in third parties, and such investments do not constitute a

JDSU News Release

material portion of the Company’s assets. Moreover, the amount and timing of gains and losses and adjustments to the value of investments are unpredictable. Consequently, the Company believes that gains or losses on these sales and adjustments to the value of investments are not related to the ongoing core business and operating performance of the Company. The Company excludes these items, for the purposes of calculating non-GAAP net income (loss), non-GAAP net income (loss) per share, EBITDA and adjusted EBITDA, when it evaluates the continuing operational performance of the Company. The Company believes the GAAP measure is not indicative of the Company’s core operating performance.

Gain or loss on equity method investments: The Company records gains or losses on its equity investments based on our pro-rata share of gains or the net losses of the investment. The Company’s activities in this respect are included in the Company’s GAAP presentation of net income (loss) and net income (loss) per share. The Company’s core business is not making financial investments in third parties, and such investments do not constitute a material portion of the Company’s assets. Moreover, the timing and magnitude of gains or losses are unpredictable, as they are inherently based on the performance of the third party subject of a particular investment. The Company excludes these items, for the purposes of calculating non-GAAP net income (loss), non-GAAP net income (loss) per share, EBITDA and adjusted EBITDA, when it evaluates the continuing operational performance of the Company. The Company believes the GAAP measure is not indicative of its core operating performance.

Stock-based compensation expense: Non-GAAP net income (loss) and net income (loss) per share excludes stock-based compensation expense under SFAS 123R for fiscal 2006, and under APB 25 for earlier comparative periods. The Company excludes this item, for the purposes of calculating non-GAAP net income (loss), non-GAAP net income (loss) per share, EBITDA and adjusted EBITDA, when it evaluates the continuing operational performance of the Company. The Company believes this GAAP measure is not indicative of its core operating performance.

Non-Cash Activities

Amortization of intangibles from acquisitions: The Company incurs amortization of intangibles, included in its GAAP presentation of cost of goods sold and operating expense, related to the various acquisitions it has made. Management excludes these items, for the purposes of calculating non-GAAP net income (loss), non-GAAP net income (loss) per share, EBITDA and adjusted EBITDA, when it evaluates the continuing operational performance of the Company. The Company believes that eliminating this expense from operating income is useful to investors because it believes the GAAP measure, alone, is not indicative of its core cost of goods sold and operating expenses and performance.

Impairment of goodwill and other long-lived assets: The Company incurs costs, included in its GAAP presentation of operating expense, related to the impairment of the carrying value of goodwill and other long-lived assets primarily related to SFAS 142 and SFAS 144 adjustments, respectively. SFAS 142 and SFAS 144 adjustments typically occur when the financial performance of the business utilizing the affected assets falls below certain thresholds or certain assets are designated as held for sale. Accordingly, SFAS 142 and SFAS 144 related asset impairment are non-recurring and generally unpredictable. The Company believes that eliminating this item, for the purposes of calculating non-GAAP net income (loss), non-GAAP net income (loss) per share, EBITDA and adjusted EBITDA, is useful to investors. We believe this non-GAAP adjustment will assist investors to compare current versus past performance. The Company’s historical adjustments to the carrying value of certain of its assets under SFAS 142 and SFAS 144, as well as the methodology used by the Company in assessing the same, are more particularly described in its quarterly reports on form 10-Q and annual reports on Form 10-K.

JDSU News Release

Interest, taxes, and depreciation expense: The Company incurs depreciation expense in its operating results. The Company’s calculation of adjusted EBITDA excludes items as a result of interest, taxes, depreciation and amortization. Management believes adjusted EBITDA is indicative of the Company’s core operational cash flow.

Acquired In-Process Research and Development: The Company recorded charges for acquired in-process research and development, included in its GAAP presentation of operating expense, in connection with its acquisitions. These amounts were expensed on the acquisition dates as the acquired technology had not yet reached technological feasibility and had no future alternative uses. There can be no assurance that acquisition of businesses, products or technologies in the future will not result in substantial charges for acquired IPR&D. Accordingly, acquired IPR&D are non-recurring and generally unpredictable. The Company believes that eliminating this expense, for the purposes of calculating non-GAAP net income (loss), non-GAAP net income (loss) per share, EBITDA and adjusted EBITDA, is useful to investors.

Non-GAAP financial measures are not in accordance with, or an alternative for, generally accepted accounting principles in the United States. The GAAP measure most directly comparable to non-GAAP net income (loss) is net income (loss). The GAAP measure most directly comparable to non-GAAP net income (loss) per share is net income (loss) per share. The GAAP measure most directly comparable to adjusted EBITDA is income (loss) from operations. The Company believes that these GAAP measures alone are not indicative of its core operating expenses and performance.

JDSU News Release

The following tables reconcile the non-GAAP revenue, net income (loss), net income (loss) per share and adjusted EBITDA financial measures to GAAP:

JDS UNIPHASE CORPORATION

NON-GAAP INFORMATION AND RECONCILIATION TO COMPARABLE GAAP FINANCIAL MEASURES

(in millions, except per share data)

(unaudited)

	Three Months Ended				Six Months Ended
	December 27, 2008		December 29, 2007		December 27, 2008		December 29, 2007
	Net income (loss)	Basic EPS	Net income (loss)	Basic EPS	Net income (loss)	Basic EPS	Net income (loss)	Basic EPS
GAAP measures	$(705.3)	$(3.28)	$21.2	$0.10	$(721.7)	$(3.35)	$14.3	$0.06
Items reconciling GAAP net income & EPS to Non-GAAP net income & EPS:
Related to net revenues:
Deferral of revenues related to acquisition activities	0.2	—	—	—	0.3	—	0.5	—
Related to cost of sales:
Stock-based compensation expenses	1.8	0.01	1.3	0.01	3.5	0.02	2.5	0.01
Other non-recurring charges	(0.1)	—	—	—	(0.1)	—	—	—
Amortization of acquired developed technologies	11.9	0.06	12.3	0.05	24.4	0.11	24.3	0.11
Acquired developed technologies impairment	4.9	0.02	—	—	4.9	0.02	—	—

Total related to gross profit	18.7	0.09	13.6	0.06	33.0	0.15	27.3	0.12

Related to operating expenses:
Research and development:
Stock-based compensation expenses	2.3	0.01	2.4	0.01	4.6	0.02	4.9	0.02
Other non-recurring charges	0.1	—	—	—	0.3	—	—	—
Selling, general and administrative:
Stock-based compensation expenses	8.4	0.04	10.8	0.05	17.5	0.08	18.1	0.08
Other non-recurring charges	0.1	—	(0.8)	—	1.3	0.01	(3.4)	(0.02)
Amortization of intangibles	6.9	0.03	7.1	0.03	14.0	0.07	14.0	0.07
Impairment of goodwill	691.9	3.22	—	—	691.9	3.22	—	—
Impairment of intangibles & other long-lived assets	4.9	0.02	(0.5)	—	5.1	0.02	(0.1)	—
Restructuring charges	6.6	0.03	0.2	—	9.2	0.04	1.3	0.01

Total related to operating expenses	721.2	3.35	19.2	0.09	743.9	3.46	34.8	0.16

Interest and other income	(22.2)	(0.10)	(3.3)	(0.02)	(21.6)	(0.10)	(7.7)	(0.03)
(Gain) loss on sale of investments	(0.6)	—	(0.5)	—	(1.6)	(0.01)	(0.5)	—
Impairment of investments	13.0	0.06	—	—	16.2	0.07	—	—

Total related to net income (loss) & EPS	730.1	3.40	29.0	0.13	769.9	3.57	53.9	0.25

Non-GAAP measures	$24.8	$0.12	$50.2	$0.23	$48.2	$0.22	$68.2	$0.31

		Diluted EPS		Diluted EPS		Diluted EPS		Diluted EPS
Fully diluted Non-GAAP EPS		$0.11		$0.22		$0.22		$0.30

JDSU News Release

JDS UNIPHASE CORPORATION

RECONCILIATION OF GAAP NET REVENUE TO NON-GAAP NET REVENUE

(in millions, unaudited)

	Three Months Ended		Six Months Ended
	December 27, 2008	December 29, 2007	December 27, 2008	December 29, 2007
GAAP net revenue	$357.0	$399.2	$737.7	$755.9
Deferral of revenues related to acquisition activities	0.2	—	0.3	0.5

Non-GAAP net revenue	$357.2	$399.2	$738.0	$756.4

JDS UNIPHASE CORPORATION

RECONCILIATION OF GAAP NET INCOME (LOSS) TO EBITDA

(in millions, unaudited)

	Three Months Ended		Six Months Ended
	December 27, 2008	December 29, 2007	December 27, 2008	December 29, 2007
GAAP net income (loss)	$(705.3)	$21.2	$(721.7)	$14.3
Interest and other income	(29.0)	(15.7)	(34.4)	(35.0)
Interest expense	2.1	2.3	4.1	4.5
(Gain) loss on sale of investments	(0.6)	(0.5)	(1.6)	(0.5)
Impairment of investments	13.0	—	16.2	—
Provision (benefit) for income taxes	(1.7)	5.5	(0.7)	8.0
Depreciation	18.0	16.2	34.7	32.1
Amortization	18.8	19.4	38.4	38.3

EBITDA	(684.7)	48.4	(665.0)	61.7
Costs related to restructuring events	6.6	0.2	9.2	1.3
Costs related to stock based compensation expense	12.5	14.5	25.6	25.5
Impairment of costs related to acquisition activities	0.2	—	0.3	0.5
Costs related to other non-recurring activities	0.1	(0.8)	1.5	(3.4)
Impairment of intangibles and other long lived assets	9.8	(0.5)	10.0	(0.1)
Impairment of goodwill	691.9	—	691.9	—

Adjusted EBITDA	$36.4	$61.8	$73.5	$85.5